UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 13, 2014

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of Ashford Hospitality Prime, Inc. (the "Company") was held on May 13, 2014. As of March 11, 2014, the record date for the annual meeting, there were 25,329,112 shares of common stock outstanding and entitled to vote. At the annual meeting, 22,123,965 shares, or approximately 87% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	19,009,410	248,776	2,865,779
Stefani D, Carter	19,174,479	83,707	2,865,779
Douglas A. Kessler	19,220,875	37,311	2,865,779
Curtis B. McWilliams	19,220,030	38,156	2,865,779
W. Michael Murphy	19,220,473	37,713	2,865,779
Matthew D. Rinaldi	19,218,330	39,856	2,865,779
Andrew L. Strong	19,174,352	83,834	2,865,779

2. Proposal 2 - To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2014. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
22,069,264	18,363	36,338	—

3. Proposal 3 - Non-binding shareholder proposal to urge the Board of Directors to take all steps necessary under applicable law to cause the Company to opt out of Maryland's Unsolicited Takeover Act (Title 3, subtitle 8 of the Maryland General Corporation Law, the "Act"), and to require a majority vote of stockholders before opting back into the Act:

			Broker
For	Against	Abstain	Non-votes
12,318,303	6,857,642	82,241	2,865,779

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 15, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel